SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                             Date of Report 10/27/00


               Environmental Oil Processing Technology Corporation


     Utah         Commission File No. 0-29509       (IRS Employer No. 82-0520055

2801 Brandt Avenue, Nampa, Idaho                                83687

Registrant's telephone number, (208)-463-0063 Fax:(208) 463-7601


(Former name or former address, if changed since last report.)

Item 5. Other Events:

On Friday, October 27, 2000, Environmental Oil Processing Technology Corporation signed an Alliance Agreement with Emerson Performance Solutions/PC & E, Inc. of Emerson Electric Co. under the terms of which EOPT agrees to purchase products and services offered through the Alliance on a sole source basis for a period of not less than three years. Emerson agrees (i) to fabricate on skids all of the refining plants needed by EOPT at an agreed price, (ii) to provide corporate and site support on a worldwide basis as EOPT requires on a 24/7 basis, and (iii) to use its best efforts to finance or cause the financing of at least 80% of each operating plant (including tank farm, rolling stock, feed stock inventory, site preparation, skid mounted refining plant, and finished product inventory). The Alliance gives EOPT cost effective access to the many products manufactured by Emerson Electric, including Fisher-Rosemont valves, instruments, and control systems. The Alliance is terminable by either party at will. The Alliance was finalized after several meetings through the principal efforts of Jon Bowling, director of Business Development MIV of Emerson Performance Solutions, along with principals of several subsidiaries of Emerson Electric, and Mr. N. Tod Tripple, president and CEO, and the staff at EOPT.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             Environmental Oil Processing Technology Corporation

Dated: October 31, 00        By /s/ N. Tod Tripple
                                --------------------------------
                                N. Tod Tripple, President